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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-44563, 33-64662, 33-97950, 333-10235, 333-35719, 333-27483 and
333-91039, and Forms S-8 No. 333-10651, 333-10653, 333-38811, 333-38813,
333-38815, 333-83077, 333-83079, 333-62461, 333-62459, 333-47932, and 333-47934)
of SICOR Inc. of our report dated February 9, 2001, with respect to the consolidated financial statements of SICOR Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
March 27, 2001